First Financial Holdings, Inc.
2013 Management Incentive Plan

1.          Purpose.

The purpose of the First Financial Holdings, Inc. Management Incentive Plan (The “Plan”) is to provide annual cash incentive awards to key personnel (each, a “Participant”)of First Financial Holdings, Inc.(“FFCH”) and its affiliates that recognize and reward the achievement of corporate and/or individual performance goals.

2.          Effective Date of Plan.

The Plan was effective upon adoption by the Board of Directors of FFCH on June 27, 2013 and is in effect for the 2013 Plan Year (as defined herein).

3.          Plan Administration.

The Plan shall be administered by the Compensation Committee (“Committee”) of the Board of Directors of FFCH. The Committee shall have the power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants in the Plan, their legal representatives and beneficiaries and employees of FFCH and its affiliates.

4.          Eligibility.

Employees of FFCH and its affiliates are eligible to participate in the Plan only upon designation by the Committee.

5.          Awards.

(a)           Prior to or within 90 days after the commencement of each calendar year (the “Plan Year”), the Committee shall designate the following in an award program established for such Plan Year:

(i)   The employees who will participate in the Plan for the Plan Year. The Committee may, after the 90th day of the Plan Year, designate additional employees, including but not limited to, newly hired employees, to participate in the Plan for the Plan Year, provided, however, that: (A) any awards earned by any such Participant for participation for such partial Plan Year will be pro-rated based on the number of days during the Plan Year in which the Participant participated in the Plan, and (B) the Performance Goals (as defined herein) for such additional Participants will be established prior to or before the expiration of 25% of the days remaining in such partial Plan Year. Notwithstanding anything in this plan to the contrary, designation as a Participant for any Plan Year will not establish the Participant’s eligibility to participate in any subsequent Plan Year.

(ii)  The Performance Metrics (as defined herein) that will apply to the determination of awards for the Plan Year.

(iii)  The Performance Goals (as defined herein) to be met by FFCH for Participants to earn awards for the Plan Year and a payout matrix or formula for such Performance Metrics and Performance Goals.

(iv)  The individual performance criteria, if any, applicable to a Participant for the Plan Year.

(b)           All awards under the Plan will be made in the form of a cash payment. Awards will generally be determined by reference to (i) a Participant’s annual base salary as of the last day of the Plan Year and (ii) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the Participant for the Plan Year based on the payout matrix or formula for the Performance Metrics and Performance Goals established for the Plan Year.

(c)           Unless otherwise determined by the Committee, a Participant who terminates employment, either voluntarily or involuntarily, before the payment date (as established by the Committee) for awards for the Plan Year is thereby ineligible for an award under the Plan. The Committee, in its sole discretion, may authorize the full or partial payments of awards to a Participant who terminates employment prior to the payment date by reason of death, disability or in such other circumstances as the Committee may determine.

(d)           Not later than 120 days after the commencement of the Plan Year, each Participant for the Plan Year shall receive a written communication (“a notice of participation) from the Committee identifying (i) the applicable Performance Metrics, Performance Goals and any individual performance goals for the Plan Year, (ii) the award opportunity, and (iii) any other applicable terms and conditions.

6.          Performance Metrics.

For each Plan Year, the Committee shall designate one or more of the corporate financial criteria (the “Performance Metrics”) for use in determining an award for a Participant for such Plan Year; provided, however, that the Committee retains the discretion to determine whether an award will be paid under any one or more of such Performance Metrics or to any Participant.

7.          Performance Goals.

For each Plan Year, the Committee shall establish one or more specific, objective performance goals (the “Performance Goals”), the outcome of which are substantially uncertain at the time so established, for each of the Performance Metrics designated by the Committee for the Plan Year, against which actual performance is to be measured to determine the amount or level of awards. Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards under the Plan.

8.          Determination & Payment of Awards.

As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award, if any, earned by each Participant, based on the application of the criteria and goals specified pursuant to Sections 6 and 7 and any individual performance criteria established by the Committee; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable to a Participant under the Plan based upon such factors as the Committee deems relevant. Cash payments will be made as soon as administratively practicable after determination of the awards by the Committee, unless payment of the cash portion of an award has been deferred pursuant to Section 10(f) hereof. The Committee’s determination shall include a certification in writing that the Performance Goals and any other material terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy this requirement.

9.          Termination, Suspension or Modification of the Plan.

The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part except that no such action by the Board of Directors shall preclude payment of awards for a completed Plan year that were previously approved by the Committee but not yet paid by FFCH or its affiliates.. The Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

10.          Miscellaneous.

(a)           No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge encumber, charge, or otherwise dispose of any right to such award shall be void.

(b)           Neither the adoption of the Plan, the determination of eligibility to participate in the Plan, nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of FFCH or any of its affiliates or to interfere in any way with the right of FFCH or the affiliate to terminate such employment at any time.

(c)           FFCH shall have the right to withhold the amount of any tax attributable to amounts payable or benefits distributable under the Plan.

(d)           The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

(e)           Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, FFCH or any affiliate of FFCH to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by FFCH or any affiliate of FFCH, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonuses is determined.

(f)           A Participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of FFCH existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

(g)           It is intended that all cash awards made under the Plan shall constitute short-term deferrals for purposes of the regulations issued under Internal Revenue Code Section 409A and that all provisions of this Plan shall be interpreted in all events in a manner consistent with such intent, to the extent Section 409A could apply.

(h)           Bonus payments are subject to recovery or claw back if it is determined the bonus is paid based on materially inaccurate financial information, materially inaccurate performance criteria or inaccurate application of a material financial benchmark or performance criteria.